SPLIT DOLLAR
                            LIFE INSURANCE AGREEMENT

        THIS SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the "Agreement") is made and entered into as of the 16th day of October, 1998, by and between BANKAMERICA CORPORATION, a Delaware corporation (the "Corporation"), and NATIONSBANK, N.A., as Trustee under that certain Irrevocable Trust Agreement No. 2 dated October 1, 1998, by and between James H. Hance, Jr., as Grantor, and NationsBank, N.A., as Trustee (the "Owner").

                              Statement of Purpose

        James H. Hance, Jr. (the "Executive") is employed by the Corporation as its Chief Financial Officer. The Corporation, the Owner and Executive desire to insure the lives of Executive and Executive's spouse, Beverly S. Hance (the "Executive's Spouse"), for the benefit and protection of both the Corporation and the Executive's family under a Last Survivor Flexible Premium Variable Life Insurance Policy (the "Policy") to be issued by Pacific Life Insurance Co. (the "Insurer"). The Corporation, as the employer of Executive, is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for Executive on the terms and conditions hereinafter set forth. The Corporation desires to have the Policy collaterally assigned to it by the Owner in order to secure repayment of the portion of the premiums paid by the Corporation on the Policy.

        NOW, THEREFORE, in consideration of the Statement of Purpose aforesaid and of the mutual promises contained herein, the parties hereto agree as follows:

     1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the general rules and regulations under the Exchange Act.

        (b) "Board of Directors" means the Board of Directors of the Corporation.

        (c) "Change in Control" of the Corporation means, and shall be deemed to have occurred upon, any of the following events:

               (i) The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of either:

                      (A) The then-outstanding shares of common stock of the
               Corporation (the "Outstanding Shares"); or

                      (B) The combined voting power of the then-outstanding
               voting securities of the Corporation entitled to vote generally in the election of Directors (the "Outstanding Voting Securities");

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        provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (i): (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
        (B) and (C) of subparagraph (iii) below; or

               (ii) Individuals who, as of the date of this Agreement, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a Director subsequent to the date of this Agreement and whose election, or whose nomination for election by the Corporation's shareholders, to the Board of Directors was either (A) approved by a vote of at least a majority of the Directors then comprising the Incumbent Board or (B) recommended by a Nominating Committee comprised entirely of Directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
        Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

               (iii) Approval by the Corporation's shareholders of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless following such Business Combination,
        (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares and Outstanding Voting Securities, as the case may be (provided, however, that for purposes of this clause (A), any shares of common stock or voting securities of such resulting corporation received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners' ownership of Outstanding Shares or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (B) no Person (excluding any corporation resulting

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

        from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned twenty-five percent (25%) or more of the Outstanding Shares or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

               (iv) Approval by the Corporation's shareholders of a complete liquidation or dissolution of the Corporation.

        (d) "Director" means any individual who is a member of the Board of Directors of the Corporation.

        (e) "Disability" means "disability" as such term is defined from time to time under any long-term disability plan of the Corporation covering the Executive.

        (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time or any successor act thereto.

        (g) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

        (h) "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Corporation owns more than fifty percent (50%) of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Corporation as a Subsidiary for purposes of this Agreement.

        2. Purchase of the Policy. The Owner has made application for and has purchased a Last Survivor Flexible Premium Variable Life Insurance Policy issued by Pacific Life Insurance Co. in the initial face amount of Ten Million Four Hundred Thirty-One Thousand Five Hundred Dollars ($10,431,500) insuring the lives of Executive and Executive's Spouse, a copy of which shall be attached hereto as Exhibit 1 as soon as practicable after issuance by the Insurer. A complete hypothetical illustration of the Policy assuming a eight percent (8%) gross rate of return on the premiums over the life of the contract based on a level death benefit of Ten Million Dollars ($10,000,000) for the Owner is attached hereto as Exhibit 2.

        The parties hereto have taken all necessary action to cause Insurer to issue the Policy and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto further agree that the Policy shall be subject to

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

the terms and conditions of this Agreement and the Collateral Assignment referred to in Paragraph 5 below.

        3. Ownership of the Policy. Subject to the provisions of this Agreement and the Collateral Assignment, the Owner shall be the sole and absolute owner of the Policy and may and shall exercise all ownership rights granted to the owner thereof by the terms of the Policy. It is the intention of the parties that the Owner shall retain all rights which the Policy grants to the owner of the Policy, except the right of the Corporation to recover the amount due to the Corporation under this Agreement. Specifically, without limitation, the Corporation shall neither have nor exercise any right as the collateral assignee of the Policy which could in any way defeat or impair the Owner's right to receive the cash surrender value or the death proceeds of the Policy in excess of the Corporation's Interest (as hereinafter defined). All provisions of this Agreement and the Collateral Assignment shall be construed so as to carry out such intention.

        4. Payment of Premiums. As a convenience to the parties, the Corporation shall pay all premiums under the Policy to the Insurer as and when such premiums become due. During the five (5) year period following the effective date of the Policy, the Corporation shall pay the full amount of the premiums to the Insurer as set forth on Exhibit 2 attached hereto. Within thirty (30) days of each such premium payment by the Corporation during the five (5) year period following the effective date of the Policy and within thirty (30) days of each anniversary of the effective date of the Policy thereafter, the Owner shall pay to the Corporation the economic value of the death benefit under the Policy as determined by the Insurer from time to time while the Policy remains in effect. A schedule of the premiums to be paid by the Owner based on the Insurer's current rates is set forth on Exhibit 2.

        Should actual investment returns vary from those assumed in Exhibit 2, the Corporation's share of the premiums shall continue to be equal to the amounts set forth on Exhibit 2 as if no such variation occurred. Any increase or decrease in the premiums required to provide the total death benefits described on Exhibit 2 resulting from a variation in investment returns shall affect only the Owner's share of the premiums.

        Upon request by the Owner, the Corporation shall promptly furnish evidence of timely payment to the Owner. The Corporation shall annually furnish to the Owner a statement of the amount of income reportable by the Executive for federal and state income tax purposes, if any, as determined in accordance with applicable Internal Revenue Service rules and regulations, as a result of the Corporation's payment of a portion of the premiums hereunder.

        5. Collateral Assignment. The total amount of the Corporation's share of the Policy premium payments paid by the Corporation pursuant to this Agreement, less any amounts previously paid to the Corporation by the Owner pursuant to this Agreement, shall constitute the total indebtedness of the Owner to the Corporation, which amount shall accrue no interest (the "Corporation's Interest"). As security for and to secure the repayment of the Corporation's Interest, as it may exist from time to time pursuant to the terms of this Agreement, the Owner has, contemporaneously herewith, executed and delivered to the Corporation a collateral assignment of the Policy substantially in the form as set forth in Exhibit 3 attached hereto (the "Collateral Assignment"). Repayment of the Corporation's Interest shall be made (i) from the

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

cash surrender value of the Policy if this Agreement is terminated or the Owner surrenders or cancels the Policy prior to the death of the survivor of Executive or Executive's Spouse, or (ii) from the death proceeds of the Policy if Executive and Executive's Spouse should die while the Policy and this Agreement remain in effect. The Collateral Assignment shall not be terminated, altered or amended by the Owner without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause the Collateral Assignment to conform to the provisions of this Agreement.

        6. Exercise of Owner's Rights While Collateral Assignment is in Effect. Under the terms of the Policy, the Owner has the right to make certain asset allocation decisions among various investment funds. While the Collateral Assignment is in effect, any such asset allocation decisions by the Owner shall be subject to the approval of the Corporation. Notwithstanding the foregoing, the Owner shall have the sole right to surrender or cancel the Policy for its cash surrender value; provided, however, upon such surrender or cancellation of the Policy the Corporation shall have the unqualified right to receive a portion of the cash surrender value from the Insurer equal to the Corporation's Interest.

        7. Compliance with Internal Revenue Code. Notwithstanding anything in this Agreement to the contrary, the parties intend for the Policy to be classified as a "life insurance contract" as defined in Section 7702(a) of the Internal Revenue Code (the "Code") and not as a "modified endowment contract" as defined in Section 7702A(a) of the Code. If at any time during the term of this Agreement either the Corporation or the Owner determines that, based on the schedule of anticipated premium payments and withdrawals set forth in Exhibit 2, the Policy would not constitute a "life insurance contract" under Section 7702(a) of the Code or would constitute a "modified endowment contract" under
Section 7702A(a) of the Code, the parties agree to restructure the premium payments and withdrawals to cause the Policy at all times to constitute a "life insurance contract" under Section 7702(a) of the Code and not a "modified endowment contract" under Section 7702A(a) of the Code.

        8. Death of Executive and Executive's Spouse. If this Agreement is still in effect upon the death of the survivor of Executive and Executive's Spouse, the Corporation and the Owner shall promptly take all action necessary to obtain the death benefits provided under the Policy. The Owner agrees that the Corporation shall have the unqualified right to receive a portion of such death benefits from the Insurer equal to the Corporation's Interest and that no beneficiary under the Policy shall have the right to receive any portion of the Policy proceeds prior to the repayment of the full amount of the Corporation's Interest. The balance of the death benefits provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Owner in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy death benefits. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

        9. Termination of the Agreement. This Agreement shall terminate prior to the death of the survivor of Executive and Executive's Spouse upon the occurrence of any of the following:

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        (a) either party may terminate this Agreement effective as of a Policy anniversary date by providing thirty (30) days' advance written notice of such election to terminate to the other party;

        (b)    the total cessation of the business of the Corporation;

        (c)    the bankruptcy, receivership or dissolution of the Corporation;

        (d) the termination of Executive's employment with the Corporation other than (i) by reason of Executive's death or "Disability," (ii) by reason of Executive's retirement from employment with the Corporation with the consent of the Corporation, or (iii) following a "Change in Control;"

        (e) if either the Corporation or the Owner fails to comply with any of the terms and conditions of this Agreement, the other party may elect to terminate this Agreement by providing written notice of such election to the other party; provided, however, that any such election must be made within sixty
(60) days after such failure to comply;

        (f) payment in full by the Owner to the Corporation of the Corporation's Interest in the Policy; or

        (g) the mutual written agreement of the Owner and the Corporation.

        10. Disposition of the Policy Upon Termination of the Agreement. If this Agreement is terminated pursuant to the provisions of Paragraph 9, the Owner shall be required, within sixty (60) days after such termination, to repay the Corporation the entire amount of the Corporation's Interest in the Policy. Upon receipt by the Corporation of the entire amount of the Corporation's Interest in the Policy, the Corporation shall release the Collateral Assignment. If the Owner does not repay the entire amount of the Corporation's Interest in the Policy within such sixty (60) day time period, the Corporation may enforce its rights under the Collateral Assignment; provided, however, the Owner shall not be liable for any deficiency realized by the Corporation upon the exercise of the Corporation's rights under the Collateral Assignment.

        11. Discharge of the Insurer. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefits to the beneficiary or beneficiaries named in the Policy subject to the terms and conditions of the Policy and the Collateral Assignment. In no event shall the Insurer be considered a party to this Agreement or to any modification or amendment hereof. No provision of this Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying or in any other way affecting the obligations of the Insurer as expressly provided in the Policy except insofar as the provisions hereof are made a part of the Policy by the Collateral Assignment.

        12. ERISA Information. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

        (a) The named fiduciary under this Agreement is the Corporation.

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        (b) The funding policy under this Agreement is that all premiums on the
Policy be remitted to the Insurer when due.

        (c) Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

        (d) For claims procedure purposes, the "Claims Manager" shall be the Corporate Personnel Group of the Corporation or its delegee.

               (i) If for any reason a claim for benefits under this Agreement is denied by the Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent Agreement provisions on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                      (A) The claimant's claim shall be deemed filed when
               presented orally or in writing to the Claims Manager.

                      (B) The Claims Manager's explanation shall be in writing
               delivered to the claimant within ninety (90) days of the date the claim is filed.

               (ii) The claimant shall have sixty (60) days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

               (iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review.

        13.    Miscellaneous.

        (a) This Agreement may not be amended, altered or modified except by a written instrument signed by the parties hereto or their respective successors or assigns and may not be otherwise terminated except as provided herein.

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

        (b) This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.

        (c) This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina except to the extent (if any) superceded by the laws of the United States.

        (d) Headings in this Agreement are provided for purposes of convenience only and shall not affect the interpretation of the terms hereof.

        (e) All notices and other communications hereunder must be in writing and shall be deemed to have been duly given when either personally delivered or placed in the United States mails by Certified Mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given as follows:

    As to the Corporation:   BankAmerica Corporation
                             NationsBank Corporate Center
                             100 N. Tryon Street
                             Charlotte, North Carolina 28255

                             Attention:      Corporate Personnel
                                             Group Executive

         As to the Owner:    James H. Hance, Jr.
                               Irrevocable Trust No. 2 dated October 1, 1998
                             c/o NationsBank, N.A.
                             NationsBank Plaza, NC1-002-07-13
                             101 South Tryon Street
                             Charlotte, North Carolina 28255

                             Attention:      Sara McDonnell

Either party may change its address (or the name of the person to whose attention communications hereunder shall be directed) from time to time by serving notice thereof upon the other party as provided herein.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                         NATIONSBANK, N.A., Trustee under the Irrevocable Trust Agreement No. 2 dated October 1, 1998, by and between James H. Hance, Jr., as Grantor, and NationsBank, N.A., as Trustee


                         By:    /s/ Sara McDonnell
                            --------------------------------
                         Name:   Sara McDonnell
                              ------------------------------
                         Title:   Senior Vice President
                               -----------------------------
                        "Owner"



                          BANKAMERICA CORPORATION


                          By:    /s/ Ann P. West
                             --------------------------------
                          Name:    Ann P. West
                               ------------------------------
                          Title:    Senior Vice President
                                -----------------------------
                          "Corporation"



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